As filed with the Securities and Exchange Commission on June 30, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

METROMEDIA INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Park Avenue, 21st Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 527-3800

Not applicable
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events and Regulation FD Disclosure

On June 30, 2003, Metromedia International Group, Inc. (the “Company” or “MIG”) announced that it had sold its entire business interest in Technocom Limited (“Technocom”) to Grosco Holding Limited, a Cypriot company, for cash consideration of $4.5 million. Technocom, a wholly-owned subsidiary, held interests in several Russian telecommunication enterprises including satellite-based transport operator Teleport-TP.

Simultaneous with the sale of Technocom, the Company entered into agreements intended to settle all historical claims concerning Technocom-related businesses; including claims arising from the litigation in Guernsey that Technocom initiated in 2002 concerning its majority-owned subsidiary Roscomm and from arbitration proceedings initiated in 2003 in connection with that Guernsey litigation. The Company further expects that the broad releases, from and among all potential claimants contained in the settlement agreements will avoid any further dispute in connection with Technocom, its subsidiary businesses, or its past or present stakeholders.

The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits

(c)           Exhibits.

99.1                           Press Release of Metromedia International Group, Inc., dated June 30, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.

	By:	/S/ HAROLD F. PYLE, III
		Name:	Harold F. Pyle, III
		Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary
Date: June 30, 2003
New York, New York

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Metromedia International Group, Inc. dated June 30, 2003